UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the
Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Platinum Energy Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PLATINUM ENERGY RESOURCES, INC.
11490 Westheimer Rd, Suite 1000
Houston, Texas 77077

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held December 14, 2010

Dear Shareholder of Platinum Energy Resources, Inc.:

We invite you to attend the annual meeting of shareholders on Tuesday, December 14, 2010, at the Houston Marriott Energy Corridor, 16011 Katy Freeway, Houston, TX 77094. The meeting will begin promptly at 10:00 a.m., Central Time. At the meeting, you will hear a report on our business and vote on the following items:

•	To elect a Board of Directors to serve until the next annual meeting of stockholders or until their respective successors have been elected or appointed.

•	To Ratify the Boards appointment of GBH CPAs, P.C. as Platinum Energy Resources, Inc.’s independent auditors for the year ended December 31, 2010.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record on October 28, 2010, or their proxy holders may vote at the meeting. Attendance at the meeting is limited to shareholders or their proxy holders and Platinum Energy Resource guests. Only shareholders or their valid proxy holders may address the meeting.
This booklet includes the formal notice of the meeting, proxy statement, and the Form 10-K for the year ending December 31, 2009. The proxy statement tells you about the agenda, procedures, and rules of conduct for the meeting. It also describes how the Board operates, gives information about our director candidates, and provides information about the other items of business to be conducted at the meeting.

Even if you own only a few shares, we want your shares to be represented at the meeting. You can vote your shares in person or by proxy card.

To attend the meeting in person, please follow the instructions on page 6.

Dated:  November 12, 2010

Sincerely,

/s/ Tim Culp	/s/ Stephen Fuerst
Tim Culp	Stephen Fuerst
Chairman of the Board	Corporate Secretary

Platinum Energy Resources 2010 Annual Meeting

Table of Contents

Platinum Energy Resources 2010 Annual Meeting

PLATINUM ENERGY RESOURCES, INC.
 11490 Westheimer Rd, Suite 1000
Houston, Texas 77077

PROXY STATEMENT
2010 ANNUAL MEETING OF SHAREHOLDERS

THE ANNUAL MEETING

This proxy statement is solicited by and on behalf of the Board of Directors (the “Board”) of Platinum Energy Resources, Inc.  for use at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on December 14, 2010 at  the Houston Marriott Energy Corridor, 16011 Katy Freeway, Houston, TX 77094 at 10:00 a.m. Central Daylight Time, or at any adjournments or postponements thereof. Unless the context requires otherwise, references in this Proxy to “we,” “us,” “our” and the “Company” refer to Platinum Energy Resources, Inc.. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Additionally, officers, directors and employees of the Company may solicit proxies personally or by telephone, e-mail or other forms of wire or facsimile communication. These officers, directors and employees will not receive any extra compensation for these services. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (the “Common Stock”). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about November 12, 2010.

Purposes of the 2010 Annual Meeting

The purposes of the 2010 Annual Meeting are: (1) to elect directors to the Board of Directors of the Company; (2)  ratify the appointment of GBH CPAs, P.C , as the Company’s independent  auditors for the year ending December 31, 2010; and (2) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof. Although the Board does not anticipate that any other matters will come before the 2010 Annual Meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the Annual Meeting.

GENERAL INFORMATION

Who May Vote

Shareholders of Platinum Energy Resources, Inc., as recorded in our stock register on October 28, 2010, may vote at the meeting.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work

The Board of Directors of the Company is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals, or abstain from voting.

If your shares are held in your name, you can vote by proxy in person or in writing by completing, signing, dating, and returning your proxy card in the enclosed envelope.

Your proxy card covers all shares registered in your name. If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of our director candidates; and against the shareholder proposals.

Platinum Energy Resources 2010 Annual Meeting

If you hold shares through someone else, such as a stockbroker, you will receive material from that firm asking how you want to vote. Check the voting form used by that firm to see if it offers Internet or telephone voting.

Revoking a Proxy

You may revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy with a later date via a proxy card;

•	Notifying Platinum Energy Resource’s Secretary in writing before the meeting; or,

•	Voting in person at the meeting.

Confidential Voting

An independent inspector will count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by Platinum Energy itself, are not voted and do not count for this purpose.

Votes Required

Item 1 (Election of Directors): A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. Only votes FOR or WITHHELD count. Abstentions and broker non-votes are not counted for purposes of the election of directors. A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because the record holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

Item 2 (Ratification of the Appointment of GBH CPAs, P.C ): Ratification of the appointment of GBH CPAs, P.C, as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of the holders of a majority of the votes of our Common Stock cast at the Annual Meeting with respect to the proposal. An abstention is not treated as a vote entitled to be cast and therefore is not counted for purposes of determining whether a majority has been achieved.

Annual Meeting Admission

Only shareholders or their proxy holders and Platinum Energy guests may attend the meeting. For safety and security reasons, cameras, camera phones, recording equipment, electronic devices, computers, large bags, briefcases, or packages will not be permitted in the meeting. In addition each shareholder and Platinum Energy guest will be asked to present a valid government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on October 28, 2010, the record date for voting.

Conduct of the Meeting

The Chairman has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the meeting. Only shareholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to speak on an item of business will be able to do so.

Platinum Energy Resources 2010 Annual Meeting

Dialogue can be better accomplished with interested parties outside the meeting and, for this purpose, we have provided a method for raising issues and contacting the non-employee directors in writing. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders. Shareholders making comments during the meeting must do so in English so that the majority of shareholders present can understand what is being said.

Contact Information

If you have questions or need more information about the annual meeting, write to:

Mr. Stephen Fuerst
Corporate Secretary
Platinum Energy Resources, Inc.
11490 Westheimer, Suite 1000
Houston, TX  77071

Or call us at 1-281-649-4500, or send a fax to 1-281-649-4567.

ITEM 1- ELECTION OF THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE
Overview

The Board of Directors and its committees perform a number of functions for Platinum Energy and its shareholders, including:

•	Overseeing the management of the Company on your behalf, including oversight of risk management;

•	Reviewing Platinum Energy’s long-term strategic plans;

•	Exercising direct decision-making authority in key areas, such as declaring dividends;

•	Selecting the CEO and evaluating the CEO’s performance; and,

•	Reviewing development and succession plans for Platinum Energy’s top executives.

All Platinum Energy directors stand for election at this annual meeting.

Risk Oversight

Responsibility for risk oversight rests with the full Board of Directors. Committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business.

•
The Compensation Committee helps ensure that the Corporation’s compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.

Board Leadership Structure

The Board believes the interests of all shareholders are best served at the present time through a leadership model with a Chairman position, a CEO position, and a separate President position. However, the Board retains authority to amend the By-Laws to combine the positions of Chairman and CEO at any time.

The current CEO possesses an in-depth knowledge of Platinum, its integrated operations, the evolving energy industry supply and demand, and the array of challenges to be faced, gained through over many years of successful experience in progressively more senior positions, including domestic and international responsibilities.

Platinum Energy Resources 2010 Annual Meeting

The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to its shareholders.

The Board is comprised of two independent directors and six dependent directors.  Each director has access to the CEO and other Company executives on request; may call meetings of the directors; and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

Director Qualifications

Candidates for non-employee director positions on the Platinum Board should be individuals who have achieved prominence in their fields.

The key criteria the Board seeks across its membership to achieve a balance of experiences important to the Corporation include: financial expertise; experience as the CEO of a significant company or organization or as a next-level executive;; and, expertise resulting from significant academic, scientific or research activities.
The table below describes the particular experience, qualifications, attributes, and skills of each director nominee that led the Board to conclude that such person should serve as a director of the Company.

The Board of Directors has nominated the director candidates named on the following pages. Personal information on each of our nominees, including public company directorships during the past five years, is provided. All of our nominees currently serve as Platinum Energy directors. The Board has nominated and, unless authority to vote is withheld or otherwise properly instructed, the persons named as official proxies on the enclosed proxy card intend to and will vote “FOR” the election of the following individuals as members of the Board of Director. Each nominee has consented to be nominated and to serve if elected.

If a director nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following candidates:

Marc Berzins	•	Mr. Berzins, age 72, has been a member of our board of directors since his appointment on June 3, 2009. Mr. Berzins has been a lawyer in private practice in Edmonton, Alberta, Canada since 1969.

Mr. Berzins does not currently sit on the Board of any other public company.

Tim G. Culp	•
Mr. Culp, age 52, has been our Chairman of the Board since the Tandem Energy Corporation (“TEC”) acquisition in October 2007.  He has been the President of Desert Productions, Inc. since December, 2009.  Mr. Culp has over twenty-five years of oil and gas industry experience with over twenty years of experience in property acquisitions and development.

From June 2005 through September 2009, Mr. Culp was President and Chief Executive Officer of TEC, an oil and gas exploration and production company.

Prior to his involvement with TEC, Mr. Culp was a co-founder, senior officer and principal stockholder of Shamrock Energy Corporation and its operating affiliate, Arrowhead Operating, Inc. Additionally; Mr. Culp was a Vice President with Adobe Resources Corporation.

During Mr. Culp’s tenure, Adobe, TEC and Shamrock acquired over $140 million in oil and gas properties. Prior to joining Adobe, Mr. Culp was a manager for the public accounting firm of KPMG Peat Marwick. Mr. Culp received his Bachelor of Business Administration degree in Accounting from Texas Tech University in 1981.

Mr. Culp does not currently sit on the Board of any other public company.

Platinum Energy Resources 2010 Annual Meeting

Mark Ghermezian	•
Mr. Ghermezian, age 28, has served on the Board since October 28, 2010. Mr. Ghermezian has been the President and CEO of KD Energy, LLC, an oil and gas exploration and production company, since November 2008, where he successfully restructured the company, its management team, employees, moral, and outstanding debt.  Prior to his involvement with KD Energy, Mr. Ghermezian was an EVP of Business Development for IDT Corporation, (NYSE: IDT), the Founder, President, and CEO of XE Mobile, LLC, and the Founder, President, and CEO of Flush Media, Inc.

Mr. Ghermezian does not currently sit on the Board of any other public company.

William C. Glass	•	Mr. Glass, age 39, has been our President and a member of our board of directors since inception. Mr. Glass has worked in the energy industry and energy financial derivatives markets since 1996.

Mr. Glass has been an independent energy trader and consultant since December 2003. From July 2000 to December 2003, Mr. Glass was Vice president of Marubeni Energy Incorporated’s North American Natural gas division. He was responsible for all natural gas transactions, transportation, marketing, trading, and operations. From February 1997 to July 2000, Mr. Glass was a senior trader at Southern Company Energy marketing. His responsibilities included managing the financial gas daily desk as well as trading gulf coast, northeast, and mid west financial products. From October 1995 to February 1997, Mr. Glass worked at Enron as part of the risk management team. Mr. Glass holds a bachelor’s in Finance and Accounting from Texas A&M University.

Mr. Glass also sits on the Board of Forex International Trading Corp.

Bernard A. Lang	•
Mr. Lang, age 73, has been a director of the Company since his appointment on July 9, 2008.  Mr. Lang is a Mega Project consultant in the Oil and Gas Industry and is a graduate from the University of Birmingham and a graduate of the Harvard Business School's Advanced Management Program.  Mr. Lang is currently President, Bert Lang & Associates, a mega projects and energy consulting organization.  He was formally Executive Vice President Engineering & Design of Synenco Energy Inc.

Mr. Lang has over 40 years of industry experience including 19 years of petrochemical experience, overseeing the engineering, procurement and construction of a $400 million gasphase propylene plant.  Mr. Lang has a further 23 years of oil sands experience, during which time he directed an award winning changeover project of an upgrader control room from manual to computer control and a $210 million flue gas desulphurization.

In addition, from 1997 to 2001, Mr. Lang served as Vice-President, Millennium Project with Suncor Energy Inc. where he was accountable for a $3.4 billion oil sands expansion.

Mr. Lang recently completed the academic requirements for the Directors Education Program of the Institute of Corporate Directors, at the Rotman School of Management, University of Toronto and University of Alberta.  He has also received the ICD.D designation from the Institute of Corporate Directors.

Mr. Lang has served as Director of Exall Energy Corp(TSX-EE) since January 2006, as a member of its Audit Committee and Chair of Compensation Committee; Advisory Board of Environmental Refueling Services; Honorary Director of the "Keyano College Foundation"

Platinum Energy Resources 2010 Annual Meeting

Al Rahmani	•
Mr. Rahmani, age 63, has been a member of our board of directors since his appointment on February 18, 2009.  The Board appointed Mr. Rahmani to Interim Chief Executive Officer on March 2, 2009, replacing Mr. Kostiner as Chief Executive Officer, and named him as the CEO on April 13, 2010.

Prior to joining the Company, Mr. Rahmani held the position of Senior Vice President of Engineering and Development for Triple Five Worldwide Organization, LLC., a (“Triple Five”) and served as a Managing Director of AR Development Inc., a technical engineering and financial services consulting firm between 1995 and December 2008. In addition, Mr. Rahmani received a B.S. in civil engineering and a M.S. in civil/environmental engineering from the University of Massachusetts.

Victor David Rahmanian	•
Dr. Rahmanian, age 62, has served as a director since his appointment on October 7, 2010 and as Interim Chief Operating Officer of Platinum Energy and President and Chief Operating Officer of Tandem Energy since October 28, 2010.  He has a B.Sc., Masters, and PhD in Geosciences from the Colorado School of Mines and Pennsylvania State University.

Dr. Rahmanian brings over 35 years of far-reaching and in-depth knowledge and experience in Exploration, Development, and Production of Hydrocarbon Resources in a global scale. In addition to experience in Coal Exploration and as an Assistant Professor of Geology in University of Vermont, Dr. Rahmanian’s career is distinguished by 30 years of Research, Exploration, & Production work experience with the ExxonMobil Corporation, the world largest Oil & Gas Company. He is richly- experienced with diverse & advance expertise in Outcrop, well log, Core Facies Analysis, Seismic Stratigraphic Analysis, Subsurface Reservoir Description, Characterization & Prediction, Sequence Stratigraphic Analysis, Research & Development of Predictive Reservoir Concepts, Stratigraphic Data Analysis Techniques & Methodologies. Dr. Rahmanian has systematically and successfully applied this expertise to Exploration and Production practices in major hydrocarbon Exploration and Production rends as well as in numerous major Field Studies and Enhanced Oil Recovery projects throughout the world. His work experience and history extends over 25 sedimentary basins across five continents of the world, including, but not limited to, Gulf of Mexico, Texas & Louisiana Gulf Coast Regions, North Slope Alaska, US & Canadian Rockies, Alberta & East Coast Canada, Trinidad, Venezuela, Columbia, North Sea, Paris Basin, NW German Basins, Gippsland &Otway Basins Australia, Malay Basin Malaysia, Sumatra Basins Indonesia, Egypt, and Israel. As a result, he is directly responsible for and/or significantly contributed to discovery and production from numerous major, both conventional and unconventional, Oil & Gas reservoirs throughout the world. He is globally acknowledged and recognized for excellence in teaching, lecturing, and “Significant Contribution to Geology” for being one of the original architects of the Parasequences & Sequence Stratigraphic Concepts and their application to Hydrocarbon Exploration & Production practices. He is a co-author of a Best Seller book in Exploration Series of the American Association of the Petroleum Geology. Most recently, Dr. Rahmanian is applying his deep and wide-ranging experience to manage and direct Exploration and Production practices of multiple Oil & Gas Fields in North America. He is also playing a leading role in world-wide Oil & Gas field acquisition and Exploration & Production ventures.

Dr. Rahmanian does not currently sit on the Board of any other public company.

Martin Walrath	•
Mr. Walrath, age 57, has served as director since October 7, 2010. He has also been with Triple Five since 1980 and has been primarily responsible for the financing activities and banking relationships of the company.  He has been involved in several multi-billion dollar financings for Triple Five.  Before joining Triple Five, Mr. Walrath was Senior Vice President at Mellon Bank.

Mr. Walrath is also Director of Peoples Trust Bank, the largest privately held financial institution in Canada.

Platinum Energy Resources 2010 Annual Meeting

Director Independence

Our Corporate Governance Guidelines require that an independent director must have no material relationship with Platinum Energy, directly or indirectly, except as a director.

Under Platinum Energy’s Corporate Governance Guidelines, a director will not be independent if a reportable “related person transaction” exists with respect to that director or a member of the director’s family for the current or most recently completed fiscal year.

The Board has reviewed relevant relationships between Platinum Energy and each independent director and director nominee to determine compliance with these standards. The Board has also evaluated whether there are any other facts or circumstances that might impair a director’s independence. Based on that review, the Board has determined that all Platinum Energy independent directors are independent.

Name	Matters Considered
Mark Berzins	None
Bernard Lang	None

Board Meetings and Committees; Annual Meeting Attendance

The Board met 16 times in 2009. Platinum Energy’ incumbent directors, on average, attended approximately 97 percent of Board and committee meetings during 2009; and no director up for election attended less than 92 percent of such meetings.

The Board appoints committees to help carry out its duties. Board committees work on key issues in greater detail than would be possible at full Board meetings. Only independent directors may serve on these Committees.

EXECUTIVE COMPENSATION

The Compensation Committee, consisting of Bernard A. Lang, and Marc Berzins oversees compensation for Platinum Energy’s senior executives, including their salary, bonus, incentive awards, and succession plans for key executive positions.

Platinum Energy management does not use outside consultants to advise on Platinum Energy’s general employee compensation and/or benefit programs. The Committee meets with Platinum Energy’ CEO and other senior executives during the year to review the Corporation’s business results and progress against strategic plans.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might be incorporated by reference in future filings, including this Proxy Statement, in whole or in part, the following Report shall not be incorporated into any such filings.

Our executive compensation objective is to maximize shareholder value by attracting, rewarding and retaining highly qualified, productive and motivated individuals who will assist us in achieving our strategic plans and goals. The key components of our executive compensation are base salary and incentive bonuses.

The factors considered in setting base salaries include (but are not necessarily limited to) salaries paid to persons holding comparably-responsible positions at other similarly-situated companies; the applicable cost of living; the Company’s overall financial performance; the individual’s past performance and potential with the Company; and input from the Chief Executive Officer. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Board of Directors.

Code of Ethics and Business Conduct

The Board maintains policies and procedures (which we refer to in this proxy statement as the “Code”) that represent both the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules. The Code applies to all directors, officers, and employees. The Code includes a Conflicts of Interest Policy under which directors, officers, and employees are expected to avoid any actual or apparent conflict between their own personal interests and the interests of the Corporation.

Platinum Energy Resources 2010 Annual Meeting

The Code is posted on the Platinum Energy Web site at www.platenergy.com.

Executive Compensation Table (Summary for year ending December 31, 2009)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Tim Culp	2009	134,978			7,500	142,478
Chairman of the Board(3)	2008	188,760			12,000	200,000

Al Rahmani	2009	182,533				182,533
CEO

Barry Kostiner	2009	81,400				81,400
Former CEO(4)	2008	188,760	2,750			191,510

Mickey Cunningham	2009	201,940			10,500	212,440
Former CFO(6)

Lisa Meier	2009	81,400				81,400
Former CFO and Treasurer(5)	2008	93,750	2,750	12,104	5,000	113,604

(1)
Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2009 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” as modified or supplemented (“SFAS 123R”).   Ms. Meier received an option to purchase 50,000 shares of common stock in 2008 and no awards in 2009.  Ms. Meier’s stock options had an exercise price of $3.90 per share, the closing price of the common stock on August 11, 2008, the date of grant, and are subject to a four year vesting schedule, with one-quarter of such options vesting on each anniversary of the date of grant, beginning August 11, 2009.

(2)	Represents auto allowances.

(3)
From January 1, 2007 until the completion of the TEC acquisition on October 26, 2007, Mr. Culp received compensation from TEC as an officer of TEC.  As of March 2, 2009, the position of Chairman of the Board is no longer an executive position with the Company.

(4)	Mr. Kostiner was removed from the position of Chief Executive Officer on March 2, 2009.

(5)	Mrs. Meier was hired August 11, 2008. Mrs. Meier resigned from her position on June 10, 2009.

(6)
On June 30, 2009, Mickey Cunningham, the Chief Financial Officer of our subsidiary, Tandem Energy Corporation, was appointed to the additional role as Chief Financial Officer of Platinum.  On September 15, 2009, Mr. Cunningham relinquished his role as the Chief Financial Officer of Platinum.

Related Person Transactions and Procedures

In accordance with SEC rules, Platinum Energy maintains Guidelines for Review of Related Person Transactions.

Platinum Energy Resources 2010 Annual Meeting

In accordance with the Related Person Transaction Guidelines, all executive officers, directors, and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction. Covered persons must also advise the Secretary of the Corporation promptly of any change in the information provided, and will be asked periodically to review and re-affirm their information.

For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, and step-relatives.

Based on this information, we review the Company’s own records and make follow-up inquiries as may be necessary to identify potentially reportable transactions. A report summarizing such transactions and including a reasonable level of detail is then provided to the Board. The Board oversees the Related Person Transaction Guidelines generally and reviews specific items to assess materiality.

In assessing materiality for this purpose, information will be considered material if, in light of all the circumstances, there is a substantial likelihood a reasonable investor would consider the information important in deciding whether to buy or sell Platinum Energy stock or in deciding how to vote shares of Platinum Energy stock. A director will abstain from the decision on any transactions involving that director or his or her immediate family members.

Under SEC rules, certain transactions are deemed not to involve a material interest (including transactions in which the amount involved in any 12-month period is less than $120,000 and transactions with entities where a related person’s interest is limited to service as a non-employee director). In addition based on a consideration of Platinum Energy’ facts and circumstances, the Board will presume that the following transactions do not involve a material interest for purposes of reporting under SEC rules:

•
Transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided (1) the affected director or executive officer did not participate in the decision on the part of Platinum Energy to enter into such transactions; and, (2) the amount involved in any related category of transactions in a 12-month period is less than 1 percent of the entity’s gross revenues.

•
Grants or membership payments in the ordinary course of business to nonprofit organizations, provided (1) the affected director or executive officer did not participate in the decision on the part of Platinum Energy Resources to make such payments; and, (2) the amount of general-purpose grants in a 12-month period is less than 1 percent of the recipient’s gross revenues.

•
Payments under Platinum Energy Resources plans and arrangements that are available generally to U.S. salaried employees (including contributions under the Platinum Energy Resources Foundation’s Educational and Cultural Matching Gift Programs and payments to providers under Platinum Energy Resources health care plans).

•
Employment by Platinum Energy Resources of a family member of an executive officer, provided the executive officer does not participate in decisions regarding the hiring, performance evaluation, or compensation of the family member.

Transactions or relationships not covered by the above standards will be assessed by the Board on the basis of the specific facts and circumstances.

The following disclosures are made as of November 1, 2010, the date of the most recent Board review of potential related person transactions.

AR Development Corporation Purchases Bank of Texas Note

On September 1, 2010, AR Development Corporation (“ADC”) purchased the Promissory Note (the “Note”) issued by the Company to Bank of Texas (“BOT”).  At the time of the purchase the Company owed BOT approximately five million dollars in principal and accrued and unpaid interest under the Note.  The Note was and continues to be secured by virtually all of the assets of the Company.  Al Rahmani, the owner of ADC is the CEO and a director of the Company.

Platinum Energy Resources 2010 Annual Meeting

The Independent Committee of the Board of Directors of Platinum Energy entered into an agreement on behalf of the Company with ADC (“Agreement”) pursuant to his acquisition of the Note.

The Agreement provides for an initial loan period of a fixed term of six months from September 1 2010 and carries an interest rate of 5.5% per annum for the first two months ending November 1, 2010.  Thereafter, for the next two months the interest will be 6% per annum till January 1, 2011, followed by an interest rate of 6.5% per annum till March 1 2011. Additionally, there will be a $40 thousand fee.

It is understood that Platinum Energy may pay off part, or the whole loan during the period and the interest rate will be applied to the outstanding amount of the loan. It is agreed that the interest and principal payments will be in Canadian funds and will be paid on the first day of the month. It was also understood that the Note would no longer be a revolving note and therefore no new advances will be made by the owner of the Note to the Company.

This transaction is detailed on Platinum Energy’ Form 8-K, filed on September 7, 2010.  Said Form 8-K is incorporated by reference to this Schedule 14A.

DIRECTOR COMPENSATION

Director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;

•	Ensure that Platinum can attract and retain outstanding director candidates;

•	Recognize the substantial time commitments necessary to oversee the affairs of the Corporation; and,

•	Support the independence of thought and action expected of directors.

Platinum Energy employees receive no additional pay for serving as directors.

Non-employee directors receive compensation consisting of cash. Non-employee directors are also reimbursed for reasonable expenses incurred to attend board meetings or other functions relating to their responsibilities as a director of Platinum Energy.

The annual cash retainer for non-employee directors is $25,000 per year.

Director Compensation for 2009

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Other Compensation ($)(b)	Total ($)
Mark Berzins	6,250	-	-	6,250
Tim Culp	-	-	-	-
Bill Glass	42,750	-	-	42,750
Bernard Lang	21,250	1,146	-	22,396
Rod McLennan	6,250	-	-	6,250
Al Rahmani	-	-	-	-

(a)
In accordance with SEC rules, the valuation of stock awards in this table represents fair value on the date of grant. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

Platinum Energy Resources 2010 Annual Meeting

             At year-end 2009, the aggregate number of restricted shares held by each director was as follows:

Name	Restricted Shares (#)
Mark Berzins	-
Tim Culp	2,115,976
Bill Glass	270,000
Bernard Lang	-
Al Rahmani	-

CERTAIN BENEFICIAL OWNERS

Based on our review of ownership reports filed with the SEC, the entities listed below are the only beneficial owners of more than 5 percent of Platinum Energy’ outstanding common stock as of December 31, 2009.

Name and Address of Beneficial Owner	Shares Owned	Percent of Class**
D.B. Zwirn Special Opportunities Fund, L.P. (2)	1,625,000	6.8%
D.B. Zwirn Special Opportunities Fund, Ltd. (2)
HCM/Z Special Opportunities LLC(2)
Syd Ghermezian(3)	12,715,263	52.8%
Pacific International Holdings Group LLC(3)
Tim G. Culp	2,115,976	8.8%
William C. Glass	270,000	1.1%
Bernard Albert Lang(4)	17,250	*
Marc Berzins	-	-
Roderick McLennan	-	-
Al Rahmani	-	-
All directors and executive officers as a group (8 individuals)	2,403,226	9.9%

*	Denotes percentages of less than 1%.

**	Percentage of outstanding common stock based on 24,068,675 shares of our common stock outstanding as of May 15, 2009.

(1)	Unless otherwise indicated, the business address of each of the individuals is 11490 Westheimer Rd., Suite 1000, Houston Texas, 77077.

(2)
Based upon a Statement on Schedule 13G dated September 5, 2006 filed by D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, Daniel B. Zwirn, D.B. Zwirn Special Opportunities Fund, L.P. (“Fund L.P.”), D.B. Zwirn Special Opportunities Fund, Ltd. (“Fund Ltd.”) and HCM/Z Special Opportunities LLC (“Opportunities LLC”), D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn may each be deemed the beneficial owner of (i) 573,750 shares of common stock owned by Fund, L.P., (ii) 932,500 shares of common stock owned by Fund, Ltd. and (iii) 118,750 shares of common stock owned by Opportunities LLC. D.B. Zwirn & Co., L.P. is the manager of each of Fund L.P., Fund Ltd. and Opportunities LLC, and, consequently, has voting control and investment discretion over the shares of common stock held by each of the Funds. Furthermore, Daniel B. Zwirn is the managing member of, and thereby controls, Zwirn Holdings, LLC, which in turn is the managing member of and, thereby, controls DBZ GP, LLC, which in turn is the general partner of and thereby controls D.B. Zwirn & Co., L.P. The address of each of the parties is 745 Fifth Avenue, 18th Floor, New York, NY 10151, except for Fund Ltd. which has an address at P.O. Box 896, George Town, Harbour Centre, 2nd Floor, Grand Cayman, Cayman Islands, British West Indies and Opportunities LLC which has an address at Seven Mile Beach, Grand Cayman, Cayman Islands, British West Indies.

Platinum Energy Resources 2010 Annual Meeting

(3)
Based on a Statement on Schedule 13D (Amendment No. 12) filed with the SEC on March 5, 2010, by Syd Ghermezian and Pacific International Group Holdings LLC.  The 12,715,263 shares listed include 12,715,263 shares of common stock held by Pacific International Group Holdings LLC.  Mr. Ghermezian is manager of Pacific International Group Holdings LLC. Syd Ghermezian’s address is 9440 West Sahara, Suite 240, Las Vegas, Nevada 89117.

(4)	Mr. Lang is the holder of options to purchase 31,000 shares of the Company’s common stock, 17,250 of which have vested.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show the number of Platinum Energy common stock shares each executive named in the “Summary Compensation Table” on page 12 and each non-employee director or director nominee owned on December 31, 2009.

Named Executive Officer	Shares Owned	Shares Covered by Exercisable Options
Al Rahmani	-	-
Mickey Cunningham	705,325	-
Lisa Meier (1,2)	-	50,000
Steve Chalupka	-	-
Barry Kostiner	-	-

(1)	The stock options are subject to a four year vesting schedule, with one-quarter of such options vesting on each anniversary of the date of grant, beginning August 11, 2009.
(2)	Ms. Meier resigned from the Company in 2009. Her separation from the Company is subject to litigation.

Non-Employee Director/Nominee	Shares Owned
Marc Berzins	-
Tim Culp	2,115,976
William Glass	270,000
Bernard Lang (1)	-
Victor David Rahmanian	-
Martin Walrath	-

(1)	Mr. Lang is the holder of options to purchase 31,000 shares of the Company’s common stock.

On October 28, 2010, Platinum Energy’s incumbent directors and executive officers (7 people) together owned 2,403,226 shares of Platinum Energy stock, representing about 10 percent of the outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires that our executive officers and directors file reports of their ownership and changes in ownership of Platinum Energy stock on Forms 3, 4, and 5 with the SEC. We are not aware of any unfiled reports and are not aware of any late reports for 2009.

ITEM 2 – RATIFICATION OF INDEPENDENT AUDITORS

The Board has appointed GBH CPAs P.C. as the company’s independent registered public accounting firm to audit Platinum Energy’ financial statements for 2010 and has negotiated the contract for services. We are asking you to ratify that appointment.

Platinum Energy Resources 2010 Annual Meeting

Audit Fees

For the year ended December 31, 2009, the Company paid aggregate fees of $341,000 for auditing the annual financial statements included in the Company's Form 10-K and reviewing the quarterly financial statements included in the Company's Forms 10-Q.

Audit Related Fees

 The Company did not pay any fees for audit related services.

Tax Fees

The Company paid Fitts Roberts and Company fees of $20,000, for non-audit related services, primarily for preparation of federal and state income tax returns for 2009.

All Other Fees

The Company did not pay any fees for financial information systems design and implementation or for other non-audit related services for the fiscal year ended December 31, 2009. The Board of Directors is charged with approving in advance all non-audit services proposed to be provided to ensure that such services do not compromise the accountants' independence from the Company.

SHAREHOLDER PROPOSALS

None as of October 28, 2010.

ADDITIONAL INFORMATION

Other Business

We are not currently aware of any other business to be acted on at the meeting. Under the laws of Delaware, where Platinum Energy is incorporated, no business other than procedural matters may be raised at the meeting unless proper notice has been given to the shareholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

People with Disabilities

We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plans to attend. Please call or write the Secretary at least two weeks before the meeting at the telephone number, address, or fax number listed under “Contact Information” on page 7.

Outstanding Shares

On October 28, 2010, there were 24,068,675 shares of common stock outstanding. Each common share has one vote.

How We Solicit Proxies

In addition to this mailing, Platinum Energy officers and employees may solicit proxies personally, electronically, by telephone, or with additional mailings. Platinum Energy pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Shareholder Proposals for Next Year

Any shareholder proposal for the annual meeting in 2011 must be sent to the Secretary at the address or fax number of Platinum Energy’ principal executive office listed under “Contact Information” on page 7.

Platinum Energy Resources 2010 Annual Meeting

Duplicate Annual Reports

Registered shareholders with multiple accounts may authorize Platinum Energy, Inc. to discontinue mailing extra annual reports by marking the “discontinue annual report mailing for this account” box on the proxy card. At least one account must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards.

Shareholders with the Same Address

If you share an address with one or more Platinum Energy shareholders, you may elect to “household” your proxy mailing. This means you will receive only one annual report and proxy statement at that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. We will promptly send a separate annual report and proxy statement to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate annual reports and proxy statements in the future, or to send a single copy in the future, if we are currently sending multiple copies to the same address.

Requests related to householding should be made by calling Platinum Energy Investor Relations Department at 281-649-4500.

DIRECTIONS TO ANNUAL MEETING

Houston Marriott® Energy Corridor
16011 Katy Freeway Houston, Texas 77094 USA
Phone:  1-281-829-5525

This hotel does not provide shuttle service.
•      Alternate transportation: SUPER SHUTTLE; fee: $30.00 USD (one way); reservation required
•      Estimated taxi fare: $70.00 USD (one way)

George Bush Intercontinental/Houston Airport
Approximately 34 miles

Directions		miles

	Depart toward Terminal Rd S	0.0
1.	Bear left onto Terminal Rd S	0.3
2.	Bear right onto JFK Blvd / John F Kennedy Blvd	3.4
3.	Turn right onto Beltway 8 / N Sam Houston Pkwy E	0.5
4.	Take ramp left for Beltway 8 W / Sam Houston Pkwy W toward Beltway 8 Loop West	4.5
5.	Keep straight onto Sam Houston Tollway W	8.7
6.	Road name changes to W Sam Houston Tollway S	9.5
7.	Take ramp right for I-10 West / US-90 West / Katy Fwy toward San Antonio	5.6
8.	At exit 750, take ramp right toward Park Ten Blvd	0.3
9.	Keep straight onto I-10 / Katy Fwy	0.9
10.	Make a U-turn to stay on I-10 / Katy Fwy	0.3
	Arrive at I-10 / Katy Fwy

Houston/William P. Hobby
Approximately 30 miles

Directions		miles
	Depart toward Broadway St	0.3
1.	Turn right onto Broadway St	1.9
2.	Bear left onto Gulf Fwy, and then keep left to stay on Gulf Fwy	0.2
3.	Take ramp left and follow signs for I-45 North / Gulf Fwy	9.1
4.	At exit 48B, take ramp left for I-10 West / US-90 West / East Fwy toward San Antonio	17.2
5.	At exit 750, take ramp right toward Park Ten Blvd	0.3
6.	Keep straight onto I-10 / Katy Fwy	0.9
7.	Make a U-turn to stay on I-10 / Katy Fwy	0.3
	Arrive at I-10 / Katy Fwy

Platinum Energy Resources 2010 Annual Meeting

0

PLATINUM ENERGY RESOURCES, INC.

2010 ANNUAL SHAREHOLDER MEETING
Tuesday, December 14, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLATINUM ENERGY RESOURCES, INC.

The undersigned appoints Tim G. Culp and Stephen Fuerst, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Platinum Energy Resources, Inc. held of record by the undersigned on October 28, 2010 at the 2010 Annual Meeting of Shareholders to be held on Tuesday, December 14, 2010, at Houston Marriott Energy Corridor, 16011 Katy Freeway, Houston, TX 77094.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

PLATINUM ENERGY RESOURCES, INC.

December 14, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.platenergy.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333330000000 1 121410

The Board of Directors recommends a vote FOR all nominees listed.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

You may revoke your proxy by:

1. Voting in person at the 2010 Annual Meeting;
2. Giving written notice of the revocation, which is received by Stephen Fuerst, Platinum Energy's Corporate Secretary, at Platinum's corporate headquarters at 11490 Westheimer Rd, Suite 1000, Houston, Texas, 77077 before 5:00 December 3, 2010.

I hereby give the Secretary of Platinum Energy Resources, Inc. authorization to attend the 2010 Annual Meeting of Shareholders and to vote my share for the slate of Directors as directed herein and for any other matters properly brought before the Meeting or at any adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
1. Election of Directors			
Marc Berzins	☐	☐	☐
Tim G. Culp	☐	☐	☐
Mark Ghermezian	☐	☐	☐
William C. Glass	☐	☐	☐
Bernard A. Lang	☐	☐	☐
Al Rahmani	☐	☐	☐
Victor David Rahmanian	☐	☐	☐
Martin Walrath	☐	☐	☐
2. To ratify the appointment by the Board of GBH CPAs, P.C., independent public accountants, as auditors for the Company for the year ending December 31, 2010.	☐	☐	☐

This Proxy, when properly executed, will be voted in the manner directed herein. However, if you do not mark any boxes with respect to the Directors, then your units will be voted **FOR** the nominees. By signing this proxy card, you acknowledge that you have received the Notice of Meeting and Proxy Statement dated November 12, 2010.

Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.